Exhibit 10.11
SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT

This SECOND AMENDMENT TO REAL ESTATE SALE AGREEMENT (this “Second Amendment”) is dated to be effective as of December 27, 2021 by and between DRI/CA TEMPE, LLC, a Delaware limited liability company (the “Seller”), and 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company (the “Purchaser”).
RECITALS
A.Purchaser and Seller entered into that certain Real Estate Sale Agreement dated as of December 10, 2021, as amended by that certain First Amendment to Real Estate Sale Agreement dated as of December 17, 2021 (as amended, the “Purchase Agreement”), for the sale of certain real property located at 1000 E. Apache Boulevard in Tempe, Arizona (capitalized terms used in this Second Amendment and otherwise not defined shall have the meanings given in the Purchase Agreement).
B.The Seller and Purchaser desire to amend the Purchase Agreement, as more fully set forth below.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Purchaser do hereby amend the Purchase Agreement, effective as of the date of this Second Amendment, as follows:
1.Transfer of Title. Section 4(a) of the Purchase Agreement is deleted in its entirety and replaced with the following:
“(a)    Title to the Premises shall be conveyed by a special warranty deed (the “Deed”) to 1000 E APACHE BLVD GROUND OWNER LLC, a Delaware limited liability company (the “Landlord”), which Landlord will be landlord under a Ground Lease Agreement (the “Ground Lease”) with Purchaser, as tenant, which Ground Lease is to be effective as of the Closing.”

2.Title Insurance. The first sentence of Section 13(c) of the Purchase Agreement is amended to replace “owner’s title insurance policy” with “leasehold owner’s title insurance policy”.
3.Clarifying Amendments. For the avoidance of doubt, any and all language, provisions or references in the Purchase Agreement that require or contemplate the Seller to convey fee title to the Premises to the Purchaser are deemed amended to require or contemplate the Seller’s conveyance of fee title to the Landlord.
4.Interpretation of Purchase Agreement and Second Amendment. The Purchase Agreement is hereby modified and supplemented. Whenever there exists a conflict between the Purchase Agreement and this Second Amendment, the provisions of this Second Amendment shall control. Except as amended and supplemented hereby, the Purchase Agreement is unamended and in full force and effect.
5.Binding Agreement. Each person executing this Second Amendment on behalf of a Party represents and warrants that he or she has the authority to do so and to bind such Party.
6.Counterparts. The Parties agree that this Second Amendment may be executed by the Parties in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Second

Amendment may be transmitted by e-mail and signatures so transmitted shall be deemed to be originals for all purposes.
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IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Second Amendment effective as of the date first written above.
SELLER:
DRI/CA TEMPE, LLC,
a Delaware limited liability company

By: /s/ James Reiland
Name: James Reiland
Title: Authorized Signatory

By: /s/ Cheng Chen
Name: Cheng Chen
Title: Authorized Signatory

PURCHASER:
1000 EAST APACHE OWNER, LLC a Delaware limited liability company

By: /s/ Chris Cleghorn
Name: Chris Cleghorn
Title: Vice President